SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                   --------
                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                            MarketSpan Corporation
            (Exact Name of Registrant as Specified in Its Charter)



                  New York                                [11-3431358]
   (State of Incorporation or Organization)               (I.R.S. Employer
                                                          Identification no.)

   175 East Old Country Road, Hicksville, New York        11801
   (Address of Principal Executive Offices)               (Zip Code)



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box: [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box: [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                         Name of each exchange on which
   To be registered                            Class is to be registered
   ----------------                            -------------------------
Common Stock Par Value $0.01 Per Share         New York Stock Exchange
Preferred Stock, Series AA,                    Pacific Exchange
     Par Value $25 Per Share


Securities to be registered pursuant to Section 12(g) of the Act:  NONE



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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

   The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-4 (File No. 333-30353) of BL Holding Corp., which corporation is now known as MarketSpan Corporation (the "Corporation"), filed with the Securities and Exchange Commission on June 30, 1997, as amended, under the caption "Description of Capital Stock," which is incorporated herein by reference.

Item 2.  EXHIBITS

     *1. Certificate of Incorporation dated April 15, 1998 and Amendment to Certificate of Incorporation dated May 21, 1998 of the Corporation.

     *2.  By-Laws of the Corporation; and

     *3. Specimen certificate representing shares of the Corporation's Common Stock, par value $0.01 per share, which is being registered herewith.

----------------
*Filed Herewith




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





                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              MarketSpan Corporation


                              By:/S/ Joseph E. Fontana
                              ------------------------
                              Joseph E. Fontana
                              Vice President and Controller


Date: May 26, 1998



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